SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: April 14, 2000



                            ATLANTIC BANCGROUP, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Florida                                         59-3543956
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(State or other jurisdiction)                  (IRS Employer Identification No.)

         001-15061
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(Commission File Number)



         710 North Third Street, Jacksonville Beach, Florida             32250
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          (Address of Principal Executive Offices)                    (Zip Code)

                                 (904) 247-9494
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              (Registrant's Telephone Number, Including Area Code)




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Item 5.       Other Events

            Atlantic BancGroup, Inc. issued the following Press Release on April 14, 2000:

                        JACKSONVILLE BEACH, FLORIDA:  Donald F. Glisson, Jr. the
            Chairman of the Board of Atlantic BancGroup, Inc., announced today that the Company's President and Chief Executive Officer, M. Michael Witherspoon, who also served as the Chairman of the Board for Oceanside Bank, has tendered his resignation, citing personal and business reasons. Mr. Witherspoon's resignation is effective immediately. Chairman Glisson stated that the Board of Directors and Management appreciate all of Mr. Witherspoon's efforts and vision in the creation and organization of Oceanside Bank and the formation of the Bank's holding company, Atlantic BancGroup, Inc. Mr. Witherspoon has put together a solid group of Directors who are dedicated to maintaining Oceanside Bank as the premier community bank in Jacksonville Beach and Neptune Beach, Florida. Chairman Glisson stated that the Board of Directors has appointed Director Barry W. Chandler, as Acting President/CEO for Atlantic BancGroup, Inc. Mr. Chandler will continue to serve as President and Chief Executive Officer of Oceanside Bank. Oceanside Bank has offices located at 1315 South Third Street, Jacksonville Beach, Florida, and 560 Atlantic Boulevard, Neptune Beach, Florida.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ATLANTIC BANCGROUP, INC.



Date: April 14, 2000                             /s/ David L. Young
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                                                 David L. Young
                                                 Corporate Secretary